Exhibit 10.2

UDR, INC.
1999 LONG-TERM INCENTIVE PLAN

(AS AMENDED AND RESTATED DECEMBER 4, 2015)
ARTICLE 1
PURPOSE
1.1GENERAL. The purpose of the UDR, Inc. 1999 Long-Term Incentive Plan (the “Plan”) is to promote the success, and enhance the value, of UDR, Inc. (the “Company”), by linking the personal interests of its employees, officers, consultants and directors to those of Company stockholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers, consultants and directors upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers, consultants and directors.

ARTICLE 2

EFFECTIVE DATE

2.1EFFECTIVE DATE. For tax reasons, the Plan was approved by the Board of Directors in interim stages. First, the Board approved the Plan on March 9, 1999 as it relates to Awards of Restricted Stock and Performance Units only (the “First Effective Date”), and the Plan became effective as of the First Effective Date for the limited purpose of (i) making Awards of Restricted Stock on or prior to May 31, 1999 to non-officer employees of the Company and (ii) making cash Performance Unit Awards under Article 9 of the Plan with respect to a performance period beginning on January 1, 1999.

On January 25, 2000, the Board approved the Plan for the purpose of (i) making Awards of Restricted Stock on or prior to May 31, 2000 to non-officer employees of the Company, (ii) making Awards of Restricted Stock on or prior to May 31, 2000 to certain officers of the Company from shares purchased by the Company on the open market, and (iii) making cash Performance Unit Awards under Article 9 of the Plan with respect to a performance period beginning on January 1, 2000 (the “Second Effective Date”).
On March 20, 2001, the Board approved the Plan as it relates to all types of Awards under the Plan (the “Third Effective Date”) and the Plan became fully effective as of the Third Effective Date. The Plan was approved by the stockholders of the Company on May 8, 2001. In the discretion of the Committee, Awards may be made to Covered Employees which are intended to constitute qualified performance-based compensation under Code Section 162(m).
The Plan was amended and restated by the Board of Directors on May 4, 2004 to eliminate the express authority under Section 7.1(c) to pay the exercise price of an Option with a promissory note, which amendment and restatement of the Plan is not subject to stockholder approval.
The Plan was amended and restated by the Board of Directors on July 23, 2004 to modify Sections 14.8 and 14.9 to provide that unless otherwise provided in a Participant’s Award Agreement upon a Participant’s Death, Disability or Retirement, all outstanding Options, Stock Appreciation Rights and other Awards in the nature of rights that may be exercised shall become fully exercisable and all restrictions on outstanding Awards shall lapse, which amendment and restatement of the Plan is not subject to stockholder approval.
The Plan was amended and restated by the Board of Directors on February 10, 2006, to eliminate the automatic grant of formula awards to non-employee directors and to update non‑material terms of the Plan (par value of common stock and other nomenclature) to conform to Maryland versus Virginia corporate law, which amendment and restatement of the Plan is not subject to stockholder approval.
The Plan was amended and restated by the Board of Directors on February 7, 2008 generally as follows: (i) to change the name of the Company from United Dominion Realty Trust, Inc. to UDR, Inc.; and (ii) to provide that the grant price of any Stock Appreciation Right may not be reduced except as provided in Section 15.1 or otherwise with the consent of the stockholders, which amendment and restatement of the Plan is not subject to stockholder approval.
The Plan was amended and restated by the Board of Directors on May 30, 2008 generally as follows: (i) to limit the term of Options and Stock Appreciation Rights to 10 years; (ii) to provide that shares of stock that are (a) not issued or delivered as a result of the net settlement of a Stock Appreciation Right or Option, (b) used to pay the exercise price or withholding taxes related to an outstanding Award or (c) repurchased on the open market with the proceeds of the Option exercise price shall not again become available for issuance under the Plan; (iii) to provide that the exercise price per share of an Option shall in no event be less than the Fair Market Value of one share of stock on the date of grant; (iv) to provide that the maximum Fair Market Value of any Awards, other than Options or Stock Appreciation Rights, that may be received by a Participant during any one calendar year shall be $2,000,000; (v) to provide that in no event may a Stock Appreciation Right be exercisable for more than 10 years from the date of its grant; (vi) to provide that, except as provided in Section 15.1, without the consent of stockholders an Award may not be exchanged or bought out if the effect is to lower the exercise price of the Option or the grant price of the Stock Appreciation Right; (vii) to provide that, except as provided in Section 15.1, without consent of the stockholders, an Award may not be granted in substitution of another Award if the effect is to replace an Option or Stock Appreciation Right with an Award with a lower exercise or grant price and (viii) to expand the Performance Goals.
Subject to stockholder approval, the Plan was amended and restated by the Board of Directors on March 12, 2009 generally as follows: (i) to increase the number of shares of Stock available for issuance pursuant to Awards from 4,000,000 to 16,000,000; (ii) to provide that the maximum Fair Market Value of any Awards, other than Options or Stock Appreciation Rights, that may be received by a Participant during any one calendar year shall be $5,000,000, (iii) to provide that the maximum number of shares of Stock with respect to one or more Options and/or Stock Appreciation Rights that may be granted during any one calendar year under the Plan to any one Participant shall be 5,000,000 shares and (iv) to provide that Awards (other than Options or Stock Appreciation Rights) granted from and after the approval of the Plan at the Company’s 2009 Annual Meeting of Stockholders shall count against the Plan reserve as 2.28 shares of Stock for each share of Stock actually subject to the Award.
The Plan was amended and restated by the Board of Directors on February 8, 2013, to revise the treatment of Awards in connection with certain Change of Control transactions.
The Plan was amended and restated by the Board of Directors on February 6, 2014 generally as follows: to (i) increase the number of shares of Stock available for issuance pursuant to Awards from 16,000,000 to 19,000,000; (ii) change the annual per Participant limits on Awards (other than Options, SARs and Cash-Based Awards) to 1,000,000 shares; (iii) provide for Cash-Based Awards; and (iv) expand the Performance Goals.
The Plan was amended and restated by the Committee on December 4, 2015 to provide for Awards of LTIP Units, which amendment and restatement of the Plan is not subject to stockholder approval.
ARTICLE 3
DEFINITIONS

3.1DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

(a)“Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Performance Unit Award, Dividend Equivalent Award, Other Stock-Based Award, Cash-Based Award or LTIP Unit, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(b)“Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

(c)“Board” means the Board of Directors of the Company.

(d)“Cash-Based Award” means a right granted to a Participant under Article 13.

(e)“Change of Control” means and includes each of the following:

(1)a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(2)the transfer or sale of all or substantially all of the assets of the Company other than to an affiliate or Subsidiary of the Company;

(3)the liquidation of the Company;

(4)the acquisition by any person, or by a group of persons acting in concert, of more than fifty percent (50%) of the outstanding voting securities of the Company, which results in the resignation or addition of fifty percent (50%) or more independent members of the Board;

(5)any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the shares of Stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than forty percent (40%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger, but excluding any such transaction or series of related transactions that the Committee determines shall not be a Change of Control; or

(6)a change in the composition of the Board over a period of twelve (12) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

(f)“Code” means the Internal Revenue Code of 1986, as amended from time to time.

(g)“Committee” means the committee of the Board described in Article 4.

(h)“Company” means UDR, Inc., a Maryland corporation.

(i)“Consultant” means, and is limited to, a “consultant” or “advisor” with respect to whom the Company would be permitted to use Form S-8 to register the issuance of securities, as described in the General Instructions to Form S-8 under the 1933 Act.

(j)“Continuing Directors” means members of the Board who either (i) have been Board members continuously for a period of at least twelve (12) months or (ii) have been Board members for less than twelve (12) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

(k)“Covered Employee” means a covered employee as defined in Code Section 162(m)(3).

(l)“Disability” shall mean any illness or other physical or mental condition of a Participant that renders the Participant incapable of performing his customary and usual duties for the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in the judgment of the Committee, is permanent and continuous in nature. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant’s condition. Notwithstanding the above, with respect to an Incentive Stock Option, Disability shall mean Permanent and Total Disability as defined in Section 22(e)(3) of the Code.

(m)“Dividend Equivalent” means a right granted to a Participant under Article 11.

(n)“Effective Date” means the First, Second or Third Effective Date, as the context requires, as such terms are defined in Section 2.1.

(o)“Fair Market Value”, on any date, means the closing sales price on the New York Stock Exchange on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported.

(p)“Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(q) “LTIP Unit” means an “LTIP Unit” of the Partnership, including “Class 1 LTIP Units” and “Class 2 LTIP Units” (each, as defined in the Partnership Agreement), that is granted under Section 13.2 and is intended to constitute a “profits interest” within the meaning of the Code.”

(r)“Non-Employee Director” means a member of the Board who is not an employee of the Company or any Parent or Subsidiary.

(s)“Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option.

(t)“Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

(u)“Other Stock-Based Award” means a right, granted to a Participant under Article 12 that relates to or is valued by reference to Stock or other Awards relating to Stock.

(v)“Parent” means a corporation that owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. For Incentive Stock Options, the term shall have the same meaning as set forth in Code Section 424(e).

(w)“Participant” means a person who, as an employee, officer, consultant or director of the Company or any Parent or Subsidiary, has been granted an Award under the Plan.

(x)“Partnership” means United Dominion Realty, L.P., a Delaware limited partnership.

(y) “Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of United Dominion Realty, L.P. (as amended from time to time).

(z)“Performance Unit” means a right granted to a Participant under Article 9, to receive cash, Stock, or other Awards, the payment of which is contingent upon achieving certain performance goals established by the Committee.

(aa)“Plan” means the UDR, Inc. 1999 Long-Term Incentive Plan, as amended from time to time.

(bb)    “Restricted Stock Award” means Stock granted to a Participant under Article 10 that is subject to certain restrictions and to risk of forfeiture.

(cc)    “Retirement” means a Participant’s termination of employment with the Company, Parent or Subsidiary after attaining any normal or early retirement age specified in any pension, profit sharing or other retirement program sponsored by such company, or, in the event of the inapplicability thereof with respect to the person in question, as determined by the Committee in its reasonable judgment.

(dd)    “Stock” means the $0.01 par value Common Stock of the Company, and such other securities of the Company as may be substituted for Stock pursuant to Article 14.

(ee)    “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a share of Stock as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 8.

(ff)    “Subsidiary” means any corporation, limited liability company, partnership or other entity that is directly, or indirectly through one or more intermediaries, controlled by or under common control with the Company. Notwithstanding the foregoing, for purposes of Incentive Stock Options granted under the Plan, the term “Subsidiary” shall have the meaning set forth in Code Section 424(f).

(gg)    “1933 Act” means the Securities Act of 1933, as amended from time to time.

(hh)    “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 4

ADMINISTRATION

4.1COMMITTEE. The Plan shall be administered by the Compensation Committee of the Board or, at the discretion of the Board from time to time, by the Board. The Committee shall consist of two or more members of the Board. It is intended that the directors appointed to serve on the Committee shall be “non-employee directors” (within the meaning of Rule 16b-3 promulgated under the 1934 Act) and “outside directors” (within the meaning of Code

Section 162(m) and the regulations thereunder) to the extent that Rule 16b-3 and, if necessary for relief from the limitation under Code Section 162(m) and such relief is sought by the Company, Code Section 162(m), respectively, are applicable. However, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements shall not invalidate any Award made by the Committee, which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. During any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board.

4.2    ACTION BY THE COMMITTEE. For purposes of administering the Plan, the following rules of procedure shall govern the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved unanimously in writing by the members of the Committee in lieu of a meeting shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Parent or Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

4.3    AUTHORITY OF COMMITTEE. The Committee has the exclusive power, authority and discretion to do the following; except as such discretion shall be delegated as provided below in this Section 4.3:

(a)Designate Participants;

(b)Determine the type or types of Awards to be granted to each Participant;

(c)Determine the number of Awards to be granted and the number of shares of Stock or LTIP Units to which an Award will relate;

(d)Determine the terms and conditions of any Award granted under the Plan, including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

(e)Accelerate the vesting, exercisability or lapse of restrictions of any outstanding Award, based in each case on such considerations as the Committee in its sole discretion determines;

(f)Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(g)Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(h)Decide all other matters that must be determined in connection with an Award;

(i)Establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(j)Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan; and

(k)Amend the Plan or any Award Agreement as provided herein.

Notwithstanding the above, the Board or the Committee may expressly delegate to a special committee consisting of one or more directors who are also officers of the Company some or all of the Committee’s authority under subsections (a) through (g) above with respect to those eligible Participants who, at the time of grant are not, and are not anticipated to become, either (i) Covered Employees or (ii) persons subject to the insider trading rules of Section 16 of the 1934 Act.
4.4    DECISIONS BINDING. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

ARTICLE 5

SHARES SUBJECT TO THE PLAN

5.1NUMBER OF SHARES. Subject to adjustment as provided in Section 15.1, the aggregate number of shares of Stock reserved and available for Awards or which may be used to provide a basis of measurement for or to determine the value of an Award (such as with a Stock Appreciation Right or Performance Unit Award) shall be 19,000,000. The maximum number of shares of Stock that may be issued subject to Incentive Stock Options shall be 19,000,000 shares. Awards (other than Options or Stock Appreciation Rights) granted from and after the approval of the Plan at the Company’s 2009 Annual Meeting of Stockholders, shall be counted against this number as 2.28 shares of Stock for each share of Stock actually subject to the Award. Each LTIP Unit issued pursuant to an Award shall be treated as a share of Stock for purposes of calculating the aggregate number of shares of Stock available for issuance under the Plan as set forth in this Section 5.1 and for purposes of calculating the award limits set forth in Section 5.4 hereof.

5.2    LAPSED AWARDS. To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any shares of Stock subject to the Award will again be available for the grant of an Award under the Plan and shares subject to SARs or other Awards settled in cash will be available for the grant of an Award under the Plan. Shares of Stock that are (a) not issued or delivered as a result of the net settlement of a Stock Appreciation Right or Option, (b) used to pay the exercise price or withholding taxes related to an outstanding Award, or (c) repurchased on the open market with the proceeds of the Option exercise price shall not again become available for issuance under the Plan. If shares subject to an Award again become available under the Plan pursuant to this Section 5.2, the number of shares that become available shall equal the number of shares that counted against the Plan reserve pursuant to Section 5.1.

5.3    STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4    LIMITATION ON AWARDS. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 15.1), the maximum number of shares of Stock with respect to one or more Options and/or SARs that may be granted during any one calendar year under the Plan to any one Participant shall be 5,000,000. The maximum number of shares of Stock with respect Awards (other than Options, SARs and/or Cash-Based Awards) that are intended to constitute qualified performance-based compensation under Code Section 162(m) that may be received by a Participant during any one calendar year under the Plan shall be 1,000,000. For Cash-Based Awards that are intended to constitute qualified performance-based compensation under Code Section 162(m), with respect to each twelve month period that constitutes or is part of each performance period, the maximum amount that may be paid to a Participant pursuant to such Awards shall be $10,000,000. In addition, the foregoing limitation shall be prorated for any performance period consisting of fewer than twelve months by multiplying such limitation by a fraction, the numerator of which is the number of months in the performance period and the denominator of which is twelve.

ARTICLE 6

ELIGIBILITY

6.1GENERAL. Awards may be granted only to individuals who are employees, officers, consultants or directors of the Company or a Parent or Subsidiary.

ARTICLE 7

STOCK OPTIONS

7.1GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a)EXERCISE PRICE. The exercise price per share of Stock under an Option shall be determined by the Committee, but shall in no event be less than the Fair Market Value of one share of Stock on the date of grant.

(b)TIME AND CONDITIONS OF EXERCISE. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(e). The Committee also shall determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested. The Committee may waive any exercise or vesting provisions at any time in whole or in part based upon factors as the Committee may determine in its sole discretion so that the Option becomes exercisable or vested at an earlier date. The Committee may permit an arrangement whereby receipt of Stock upon exercise of an Option is delayed until a specified future date.

(c)PAYMENT. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, shares of Stock, or other property (including “cashless exercise” arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants; provided that if shares of Stock are used to pay the exercise price of an Option, such shares must have been held by the Participant for the minimum period required to avoid an adverse accounting impact for the Company. When shares of Stock are delivered, such delivery may be by attestation of ownership or actual delivery.

(d)EVIDENCE OF GRANT. All Options shall be evidenced by a written Award Agreement between the Company and the Participant. The Award Agreement shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

(e)EXERCISE TERM. In no event may any Option be exercisable for more than ten years from the date of its grant.

(f)NO RE-LOAD OPTIONS. The Committee shall not provide in an Award Agreement, or in an amendment thereto, for the automatic grant of a new Option to any Participant who delivers shares of Stock as full or partial payment of the exercise price of the original Option.

7.2    INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

(a)EXERCISE PRICE. The exercise price per share of Stock shall be set by the Committee, provided that the exercise price for any Incentive Stock Option shall not be less than the Fair Market Value as of the date of the grant.

(b)EXERCISE. In no event may any Incentive Stock Option be exercisable for more than ten years from the date of its grant.

(c)LAPSE OF OPTION. An Incentive Stock Option shall lapse under the earliest of the following circumstances; provided, however, that the Committee may, prior to the lapse of the Incentive Stock Option under the circumstances described in paragraphs (3), (4) and (5) below, provide in writing that the Option will extend until a later date, but if an Option is exercised after the dates specified in paragraphs (3), (4) and (5) below, it will automatically become a Non-Qualified Stock Option:

(1)The Incentive Stock Option shall lapse as of the option expiration date set forth in the Award Agreement.

(2)The Incentive Stock Option shall lapse ten years after it is granted, unless an earlier time is set in the Award Agreement.

(3)If the Participant terminates employment for any reason other than as provided in paragraph (4) or (5) below, the Incentive Stock Option shall lapse, unless it is previously exercised, three months after the Participant’s termination of employment; provided, however, that if the Participant’s employment is terminated by the Company for cause or by the

Participant without the consent of the Company (in either case, as determined by the Company and communicated in writing to the Participant), the Incentive Stock Option shall (to the extent not previously exercised) lapse immediately.

(4)If the Participant terminates employment by reason of his Disability, the Incentive Stock Option shall lapse, unless it is previously exercised, one year after the Participant’s termination of employment.

(5)If the Participant dies while employed, or during the three-month period described in paragraph (3) or during the one-year period described in paragraph (4) and before the Option otherwise lapses, the Option shall lapse one year after the Participant’s death. Upon the Participant’s death, any exercisable Incentive Stock Options may be exercised by the Participant’s beneficiary, determined in accordance with Section 14.5.

If a Participant exercises an Option after termination of employment, the Option may be exercised only with respect to the shares that were otherwise vested on the Participant’s termination of employment.
(d)INDIVIDUAL DOLLAR LIMITATION. The aggregate Fair Market Value (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00.

(e)TEN PERCENT OWNERS. No Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary unless the exercise price per share of such Option is at least 110% of the Fair Market Value per share of Stock at the date of grant and the Option expires no later than five years after the date of grant.

(f)EXPIRATION OF INCENTIVE STOCK OPTIONS. No Award of an Incentive Stock Option may be made pursuant to the Plan after the day immediately prior to the tenth anniversary of a Plan effective date under Code Section 422(b)(2).

(g)RIGHT TO EXERCISE. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant or, in the case of the Participant’s Disability, by the Participant’s guardian or legal representative.

(h)DIRECTORS AND CONSULTANTS. The Committee may not grant an Incentive Stock Option to a non-employee director or consultant. The Committee may grant an Incentive Stock Option to a director who is also an employee of the Company or Parent or Subsidiary but only in that individual’s position as an employee and not as a director.

ARTICLE 8

STOCK APPRECIATION RIGHTS

8.1GRANT OF SARS. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(a)RIGHT TO PAYMENT. Upon the exercise of a Stock Appreciation Right, the Participant to whom it is granted has the right to receive the excess, if any, of:

(1)The Fair Market Value of one share of Stock on the date of exercise; over

(2)The grant price of the Stock Appreciation Right as determined by the Committee, which shall not be less than the Fair Market Value of one share of Stock on the date of grant.

(b)TERM OF SARS. In no event may any Stock Appreciation Right be exercisable for more than ten years from the date of its grant.

(c)OTHER TERMS. All awards of Stock Appreciation Rights shall be evidenced by an Award Agreement. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Agreement.

ARTICLE 9

PERFORMANCE UNITS

9.1GRANT OF PERFORMANCE UNITS. The Committee is authorized to grant Performance Units to Participants on such terms and conditions as may be selected by the Committee. The Committee shall have the complete discretion to determine the number of Performance Units granted to each Participant, subject to Section 5.4. All Awards of Performance Units shall be evidenced by an Award Agreement.

9.2    RIGHT TO PAYMENT. A grant of Performance Units gives the Participant rights, valued as determined by the Committee, and payable to, or exercisable by, the Participant to whom the Performance Units are granted, in whole or in part, as the Committee shall establish at grant or thereafter. The Committee shall set performance goals and other terms or conditions to payment of the Performance Units in its discretion which, depending on the extent to which they are met, will determine the number and value of Performance Units that will be paid to the Participant. If the terms of a Performance Unit so provide, the Participant may elect to defer payment of the Performance Unit under an applicable deferred compensation plan maintained by the Company.

9.3    OTHER TERMS. Performance Units may be payable in cash, Stock, or other property, and have such other terms and conditions as determined by the Committee and reflected in the Award Agreement.

ARTICLE10

RESTRICTED STOCK AWARDS

10.1GRANT OF RESTRICTED STOCK. The Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. All Awards of Restricted Stock shall be evidenced by a Restricted Stock Award Agreement.

10.2    ISSUANCE AND RESTRICTIONS. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

10.3    FORFEITURE. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided, however, that the Committee may provide in any Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

10.4    CERTIFICATES FOR RESTRICTED STOCK. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

ARTICLE 11

DIVIDEND EQUIVALENTS

11.1GRANT OF DIVIDEND EQUIVALENTS. The Committee is authorized to grant Dividend Equivalents to Participants subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to dividends with respect to all or a portion of the number of shares of Stock subject to an Award, as determined by the Committee. The Committee may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional shares of Stock, or otherwise reinvested. Dividend Equivalents shall not be granted with respect to Options or SARs. Dividend Equivalents granted with respect to Performance Units may not be paid except to the extent the underlying shares of Stock have been earned.

ARTICLE 12

OTHER STOCK-BASED AWARDS

12.1GRANT OF OTHER STOCK-BASED AWARDS. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation shares of Stock awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Stock, and Awards valued by reference to book value of shares of Stock or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Awards.

ARTICLE 13

13.1GRANT OF OTHER CASH-BASED AWARDS. The Committee is authorized, subject to limitations under applicable law, to grant to Participants Awards that are denominated in cash and that may be settled in cash and/or shares of Stock, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of such Awards.

13.2    LTIP UNITS. The Committee is authorized to grant LTIP Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee; provided, however, that LTIP Units may only be issued to a Participant for the performance of services to or for the benefit of the Partnership (a) in the Participant’s capacity as a partner of the Partnership, (b) in anticipation of the Participant becoming a partner of the Partnership, or (c) as otherwise determined by the Committee, provided that the LTIP Units are intended to constitute “profits interests” within the meaning of the Code, including, to the extent applicable, Revenue Procedure 93-27, 1993-2 C.B. 343 and Revenue Procedure 2001-43, 2001-2 C.B. 191. The Committee shall specify the conditions and dates upon which the LTIP Units shall vest and become nonforfeitable. LTIP Units shall be subject to the terms and conditions of the Partnership Agreement and such other restrictions, including restrictions on transferability (including by redemption or conversion), as the Committee may impose. These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

ARTICLE 14

PROVISIONS APPLICABLE TO AWARDS

14.1STAND-ALONE, TANDEM, AND SUBSTITUTE AWARDS. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan. If an Award is granted in substitution for another Award, the Committee may require the surrender of such other Award in consideration of the grant of the new Award. Notwithstanding the foregoing, as provided in Section 16.1, except as provided in Section 15.1, without the consent of the stockholders, an Award may not be granted in substitution of another Award if the effect is to replace an Option or Stock Appreciation Right with an Award with a lower exercise or grant price. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

14.2    EXCHANGE PROVISIONS. The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, or another Award (subject to Section 15.1), based on the terms and conditions the Committee determines and communicates to the Participant at the time the offer is made, and after taking into account the tax, securities and accounting effects of such an exchange. Notwithstanding the foregoing, as provided in Section 16.1, except as provided in Section 15.1, without the consent of the stockholders an Award may not be exchanged or bought out if the effect is to lower the exercise price of the Option or the grant price of the Stock Appreciation Right.

14.3    TERM OF AWARD. The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Incentive Stock Option or a Stock Appreciation Right granted in tandem with the Incentive Stock Option exceed a period of ten years from the date of its grant (or, if Section 7.2(e) applies, five years from the date of its grant).

14.4    FORM OF PAYMENT FOR AWARDS. Subject to the terms of the Plan and any applicable law or Award Agreement, payments or transfers to be made by the Company or a Parent or Subsidiary on the grant or exercise of an Award may be made in such form as the Committee determines at or after the time of grant, including without limitation, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

14.5    LIMITS ON TRANSFER. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Parent or Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Parent or Subsidiary. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Award under the Plan; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an incentive stock option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws or regulations applicable to transferable Awards.

14.6    BENEFICIARIES. Notwithstanding Section 14.5, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

14.7    STOCK CERTIFICATES. All Stock issued under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

14.8    ACCELERATION UPON DEATH OR DISABILITY. Notwithstanding any other provision in the Plan and unless otherwise provided in any Participant’s Award Agreement, upon the Participant’s death or Disability during his employment or service as a director or consultant, all outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully exercisable and all restrictions on outstanding Awards shall lapse. Any Option or Stock Appreciation Rights Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Agreement. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

14.9    ACCELERATION UPON RETIREMENT. Notwithstanding any other provision in the Plan and unless otherwise provided in any Participant’s Award Agreement, upon the Participant’s Retirement, all outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully exercisable and all restrictions on outstanding Awards shall lapse. Any Option or Stock Appreciation Rights Awards shall thereafter remain exercisable until the original expiration date of the Award. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

14.10    ACCELERATION UPON A CHANGE OF CONTROL. Except as otherwise provided in the Award Agreement, upon the occurrence of a Change of Control, all outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully exercisable and all restrictions on outstanding Awards shall lapse. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

14.11    RESERVED.

14.12    RESERVED.

14.13    EFFECT OF ACCELERATION. In the event of a Change of Control, the Committee may, in its sole discretion, provide (i) (other than in the event of a Change of Control defined in Section 3.1(e)(4) or 3.1(e)(6)) that the Award will expire after a designated period of time to the extent not then exercised, (ii) that the Award will be settled in cash rather than Stock, (iii) that the Award will be assumed by another party to the transaction giving rise to the acceleration or otherwise be equitably converted in connection with such transaction, or (iv) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

14.14    PERFORMANCE GOALS. The Committee may determine that any Award granted pursuant to this Plan to a Participant (including, but not limited to, Participants who are Covered Employees) shall be determined solely on the basis of (a) the achievement by the Company or a Parent or Subsidiary of a specified target return, or target growth in return, on equity or assets, (b) the Company’s total stockholder return (stock price appreciation plus reinvested dividends) relative to a defined comparison group or target over a specific performance period or periods, (c) the Company’s stock price, (d) the achievement by an individual, group of individuals, the Company, or a business unit or division of the Company, Parent or Subsidiary of a specified target, or target growth in, relative to a defined comparison group or otherwise, revenues, net income or earnings per share, or including but not limited to, targets based, in whole or part, on funds from operations (adjusted or otherwise), net asset value, asset quality, same store revenue growth, same store expense growth, net operating income (including, but not limited to, same store net operating income), operating margin, development or redevelopment activities (including, but not limited to, development or redevelopment funds from operations), lease-up activities, funds from operations pay-out ratio, net financial capabilities (including, but not limited to, with respect to cash, liquid receivables, available lines of credit or debt maturities), leverage ratio, balance sheet, credit rating, debt maturity, liquidity, credit capacity, fixed charges (including, but not limited to, fixed charge ratios), debt, net debt, earnings before or after taxes, interest, depreciation, or amortization, transactions (including, but not limited to, consummation of acquisitions, sales, joint ventures or financings), portfolio enhancement, mitigation plans or strategies or (e) the achievement of objectively determinable goals with respect to service or product delivery, service or product quality, sales or marketing (including, but not limited to, web traffic, technology penetration, web platform (including, but not limited to, social networking platform), online leasing, concierge services or call centers), customer retention or satisfaction, expansion of revenue or income streams, sourcing of low cost capital, operational efficiencies, dividend growth, earnings multiple improvement, meeting budgets, staffing, retention, growth, development, engagement, integration, succession and/or reviewing performance of employees, business or strategic plans, investor communications or relations, compliance (including, but not limited to, with respect to accounting, tax, external or regulatory filings, internal financial reporting, audits (including, but not limited to, internal audits) or contract policies), financial planning or analysis or (e) any combination or subset of the goals set forth in (a) through (d) above. If an Award is made on such basis, the Committee shall establish goals prior to the beginning of the period for which such performance goal relates (or such later date as may be permitted under Code Section 162(m) or the regulations thereunder) and the Committee has the right for any reason to reduce (but not increase) the Award, notwithstanding the achievement of a specified goal. Any payment of an Award granted with performance goals shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.

14.15    TERMINATION OF EMPLOYMENT. Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive. A termination of employment shall not occur (i) in a circumstance in which a Participant transfers from the Company to one of its Parents or Subsidiaries, transfers from a Parent or Subsidiary to the Company, or transfers from one Parent or Subsidiary to another Parent or Subsidiary, or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any Parent or Subsidiary. To the extent that this provision causes Incentive Stock Options to extend beyond three months from the date a Participant is deemed to be an employee of the Company, a Parent or Subsidiary for purposes of Section 424(f) of the Code, the Options held by such Participant shall be deemed to be Non-Qualified Stock Options.

ARTICLE 15

CHANGES IN CAPITAL STRUCTURE

15.1GENERAL. In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the authorization limits under Section 5.1 and 5.4 shall be adjusted proportionately, and the Committee shall adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee shall include: (i) adjustment of the number and kind of shares or other securities which may be delivered under the Plan; (ii) adjustment of the number and kind of shares or other securities subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards; and (iv) any other adjustments that the Committee determines to be equitable. Without limiting the foregoing, in the event a stock dividend or stock split is declared upon the Stock, the authorization limits under Section 5.1 and 5.4 shall be increased proportionately, and the shares of Stock or other securities then subject to each Award shall be increased proportionately without any change in the aggregate purchase price therefor.

ARTICLE 16

AMENDMENT, MODIFICATION AND TERMINATION

16.1AMENDMENT, MODIFICATION AND TERMINATION. The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that the Board or Committee may condition any amendment or modification on the approval of stockholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations.

16.2    AWARDS PREVIOUSLY GRANTED. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however, that, subject to the terms of the applicable Award Agreement, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination, and provided further that, except as provided in Section 15.1 or otherwise with the consent of the stockholders, the exercise price of any Option or the grant price of any Stock Appreciation Right may not be reduced. No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant.

ARTICLE 17

GENERAL PROVISIONS

17.1NO RIGHTS TO AWARDS. No Participant or eligible participant shall have any claim to be granted any Award under the Plan, and neither the Company nor the Committee is obligated to treat Participants or eligible participants uniformly.

17.2    NO STOCKHOLDER RIGHTS. No Award gives the Participant any of the rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.

17.3    WITHHOLDING. The Company or any Parent or Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the Award shares of Stock having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.

17.4    NO RIGHT TO CONTINUED SERVICE. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Parent or Subsidiary to terminate any Participant’s employment or status as an officer, consultant or director at any time, nor confer upon any Participant any right to continue as an employee, officer, consultant or director of the Company or any Parent or Subsidiary.

17.5    UNFUNDED STATUS OF AWARDS. The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Parent or Subsidiary.

17.6    INDEMNIFICATION. To the extent allowable under applicable law, each member of the Committee shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which such member may be a party or in which he may be involved by reason of any action or failure to act under the

Plan and against and from any and all amounts paid by such member in satisfaction of judgment in such action, suit, or proceeding against him provided he gives the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

17.7    RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Parent or Subsidiary unless provided otherwise in such other plan.

17.8    EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Parents or Subsidiaries.

17.9    TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

17.10    GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

17.11    FRACTIONAL SHARES. No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up.

17.12    GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company to make payment of awards in Stock, LTIP Units or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register under the 1933 Act, or any state securities act, any of the shares of Stock or LTIP Units issued in connection with the Plan. The shares or LTIP Units issued in connection with the Plan may in certain circumstances be exempt from registration under the 1933 Act, and the Company may restrict the transfer of such shares or LTIP Units in such manner as it deems advisable to ensure the availability of any such exemption.

17.13    GOVERNING LAW. To the extent not governed by federal law, the Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the Commonwealth of Virginia.

17.14    ADDITIONAL PROVISIONS. Each Award Agreement may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of this Plan. The foregoing is hereby acknowledged as being the UDR, Inc. 1999 Long-Term Incentive Plan as amended and restated by the Committee on December 4, 2015.

UDR, INC.

By:	/s/Warren L. Troupe
Warren L. Troupe
Senior Executive Vice President
and Secretary